EXHIBIT 99.1

Pro Forma Balance Sheet as of September 30, 2021

COSMOS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2021
(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,979,546
Accounts receivable, net	28,341,724
Accounts receivable - related party	3,050,283
Marketable securities	216,561
Inventory	3,716,251
Prepaid expenses and other current assets	5,689,116
Prepaid expenses and other current assets - related party	2,831,728
Operating lease right-of-use asset	960,026
Financing lease right-of-use asset	237,167

TOTAL CURRENT ASSETS	51,022,402

Property and equipment, net	2,061,841
Goodwill and intangible assets, net	218,475
Other assets	763,910
Deferred tax assets	286,555

TOTAL ASSETS	$54,353,183

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$14,161,588
Accounts payable and accrued expenses - related party	181,203
Accrued interest	719,332
Customer advances	48,972
Convertible notes payable	926,624
Derivative liability - convertible note	234,978
Notes payable	6,413,150
Notes payable - related party	440,366
Lines of credit	5,151,825
Loans payable - related party	708,344
Taxes payable	760,932
Operating lease liability, current portion	172,530
Financing lease liability, current portion	96,323
Other current liabilities	498,248

TOTAL CURRENT LIABILITIES	30,514,415

Share settled debt obligation	1,554,590
Notes payable - long term portion	10,124,779
Operating lease liability, net of current portion	773,099
Financing lease liability, net of current portion	157,537
Other liabilities	103,365
TOTAL LIABILITIES	$43,227,785

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 100,000,000 shares authorized; 1,250,000 shares issued and outstanding as of September 30, 2021	1,250
Common stock, $0.001 par value; 300,000,000 shares authorized; 17,627,843 shares issued as of September 30, 2021	17,628
Additional paid-in capital	36,255,189
Treasury stock, 350,328 and 415,328 shares as of September 30, 2021	(611,204)
Accumulated deficit	(24,902,167)
Accumulated other comprehensive income	364,702

TOTAL STOCKHOLDERS' EQUITY	11,125,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$54,353,183